                                                        Exhibit 4.06

  PROTOCOL AND JUSTIFICATION OF THE OPERATION OF INCORPORATION OF NITROCARBONO
                              S.A. BY BRASKEM S.A.

                               Made by and between

BRASKEM S.A., a company with headquarters at Rua Eteno n.o 1.561, city of Camacari, state of Bahia, enrolled at the CNPJ/MF under # 42.150.391/0001-70, herein represented according to its By-laws, hereinafter simply referred to as "INCORPORATOR";

                                       and

NITROCARBONO S.A., a company with headquarters at Rua Hidrogenio n.o 2.318, city of Camacari, state of Bahia, enrolled at the CNPJ/MF under # 13.558.218/0001-08, herein represented according to its By-laws, hereinafter simply referred to as "INCORPORATED";

INCORPORATOR and INCORPORATED are jointly referred to as "PARTIES",

with the purpose of promoting the incorporation into an already existing company, according to articles 224, 225 and 264 of Law # 6.404 dated December 15, 1976.

                                    Whereas:

(i) The INCORPORATOR holds 49.957.106 common shares and 87.906.743 class A preferred shares and 1.576 class B preferred shares issued by the INCORPORATED, which shares represent 100% of the corporate capital entitled to vote and 93,83% of the total capital of the INCORPORATED;

(ii) the operation of incorporation of the INCORPORATED by the INCORPORATOR will represent gains of synergies to the PARTIES, result in the simplification of the current structure by consolidating the activities of the PARTIES in a single company, with consequent reduction of financial, operational costs, rationalization of the activities of the PARTIES; and

(iii) the reports on (a) accounting evaluation of the equity of the PARTIES, and (b) evaluation, at market prices, of the equities of the PARTIES, prepared and delivered by the specialized company, are according to the applicable laws and regulations and to the operation of incorporation this Protocol and Justification is about.

The Board of Directors of the PARTIES, in the best form of law, hereby proposes the incorporation of the INCORPORATED by the INCORPORATOR by signing this Protocol and Justification of the incorporation ("Protocol and Justification") whit the purpose of establishing, according to articles 224, 225 and 264 of Law # 6.404 dated December 15, 1976, as well as Instruction CVM # 319 dated December 3, 1999, and subject to the provisions of items 9.1 and 9.2, the following terms and conditions related to said operation of incorporation.

                             1. INCORPORATION BASES

1.1 The INCORPORATOR will perform the incorporation of the INCORPORATED and the equity of the latter will be transferred to the equity of the INCORPORATOR, which will succeed it according to law (universal descent) ("Incorporation").

1.2 The evaluations of the equities of the INCORPORATED and INCORPORATOR, for the purposes of the respective accounting entries into the INCORPORATOR, determination of ratio of substitution of the shares of the INCORPORATED for shares of the INCORPORATOR and calculation of the value of reimbursement of the shares issued by the INCORPORATED, in case of eventual exercise of the right of withdrawal the shareholders of the INCORPORATED are entitled to, were carried out at book value by the specialized company mentioned in item 2.1, on the reference date established in item 2.2, based on the criteria foreseen in Law #
6.404 dated December 15, 1976 and according to the criteria established in the instruction CVM # 319/99 for the elaboration of financial statements.

1.3 The balances of credit and debit accounts of the INCORPORATED will be transferred to the accounting books of the INCORPORATOR, paying attention to the proper adaptations.

1.4 The assets, rights and obligations of the INCORPORATED comprising the equity to be transferred to the INCORPORATOR are those described in details in the evaluation report, at book value.

1.5 The INCORPORATOR's management will be in charge of practicing all acts necessary to implement the Incorporation, and all the costs and expenses related to said implementation will run on its account.

1.6 The INCORPORATED will be dissolved in full right.

             2. EVALUATIONS AND REFERENCE DATE OF THE INCORPORATION

2.1   The   indication   and    appointment   of   the    specialized    company
PricewaterhouseCoopers Auditores Independentes, a civil company with headquarters in the city of Sao Paulo at Av. Francisco Matarazzo, n.o 1.700, from the 7th to the 11th floors and from the 13th to the 20th floors, Torre Torino, with branch in the city of Salvador at Rua Miguel Calmon, n.o 555, 9o andar, secondarily registered at the Regional Board of Accountancy of the State of Bahia under # CRC 2SP000160/O-5 "S" BA and enrolled at the Tax Roll of Legal Entities of the Treasury Department under # 61.562.112/0004-73, with articles of Incorporation filed at the 4th Registry of Documents of Sao Paulo, SP, on September 17, 1956, and further amendments registered at the 2nd Registry of Documents of Sao Paulo, SP, the last of them being filed (microfilm) under #
68.444 on April 15, 2002, represented by its partner, Mr. Marco Aurelio de Castro e Melo, as the person in charge of preparing (i) the accounting evaluation reports regarding the equities of the INCORPORATED and INCORPORATOR, for the purposes of accounting entries of the INCORPORATOR, in order to determine the ratio of substitution of the shares, as well as to the eventual exercise of the right of withdrawal ("Accounting Evaluation Reports"), and (ii) the evaluation reports of the equities of the PARTIES, according to the same criteria, at market prices and on the same Reference Date of the Incorporation ("Reports on Evaluation at Market Prices"), under the terms of art. 264 and respective ss.s of Law # 6.404, shall be ratified by the Special General Meeting of the INCORPORATOR and INCORPORATED, under the terms and for the purposes of article 227, ss. 1st of Law # 6.404 dated December 15, 1976.

2.2 PricewaterhouseCoopers Auditores Independentes is a company specialized in evaluating companies of the size of the INCORPORATED and INCORPORATOR and, at the PARTIES' management request, it has proceeded to (i) evaluate the equities of the INCORPORATED and INCORPORATOR at the book value, based on the elements appearing on the Balance Sheets of the PARTIES prepared on December 31, 2002 ("Reference Date of Incorporation"), (ii) evaluate the equities of the PARTIES according to the same criteria, at market prices and on the same Reference Date, (iii) elaborate the Accounting Evaluation Reports, which are the Exhibits A and B attached to this Protocol and Justification, the values being subject to previous analysis and approval of the shareholders of the PARTIES, according to the law, (iv) elaborate the Reports on Evaluation at Market Prices, which are the Exhibits C and D attached to this Protocol and Justification, the values being subject to previous analysis and approval of the shareholders of the PARTIES, according to the law.

                 3. FULL AMOUNT OF THE EQUITY TO BE INCORPORATED

3.1 According to the accounting evaluation of the INCORPORATED, the book value of the equity of the INCORPORATED to be transferred to the INCORPORATOR is of R$ 604.288,85, provided the provisions of Clause 4 below are observed.

         4. TREATMENT OF EQUITY VARIATIONS UNTIL THE INCORPORATION DATE

4.1 The equity variations verified from the Reference Date of the Incorporation will be apportioned by the INCORPORATOR, being transferred to its accounting books, and the necessary changes will be made, irrespective of the fact that the INCORPORATOR may continue, provisionally, to conduct the operations on its behalf until the formalization of all the records and obtaining of all the authorizations demanded by the applicable legislation.

                     5. RATIO OF SUBSTITUTION OF THE SHARES
                        FOR THE PURPOSES OF INCORPORATION

5.1 As a result of the incorporation, the shareholders of the INCORPORATED will receive, in substitution for their shares representing the corporate capital of the INCORPORATED, shares issued by the INCORPORATOR, according to the following ratio of substitution established based on the book values of the shares of the PARTIES verified as provided for in the above item 2.1, appearing on the Accounting Evaluation Reports.

-------------------------------------------------------------------------------------------------------------------
Company              Current         Book value of     Book value    Book         Ratio of   Ratio of    "Standard"
                     number of       the company (in   (in R$) per   value        exchange   exchange    lot of
                     shares issued   R$)               "standard"    (in R$)      common     preferred   shares
                                                       lot of        per          shares     shares
                                                       preferred     "standard"
                                                       shares (++)   lot of
                                                                     common
                                                                     shares
-------------------------------------------------------------------------------------------------------------------
INCORPORATOR (+)     3.398.313.224   1.871.636.903,02       550,75       550,75          -           -        1.000
-------------------------------------------------------------------------------------------------------------------
INCORPORATED           146.932.713         604.288,86         4,11         4,11      0,007       0,007        1.000
-------------------------------------------------------------------------------------------------------------------

(+) Amount of shares of the INCORPORATOR, not considering the 53.007.864 shares on treasury.
(++) Book value per "standard" lot of preferred shares, irrespective of their class.

 6. VERIFICATION OF THE RATIO OF SUBSTITUTION OF THE SHARES FOR THE PURPOSES OF
                           ART. 264 OF LAW # 6.404/76

6.1 In compliance with the provisions of said article 264 of Law # 6.404/76, the table below shows the theoretical ration of substitution of common shares and class A preferred shares issued by the INCORPORATED for, respectively, common shares and class A preferred shares issued by the INCORPORATOR, established based on the values of the equities of the PARTIES, evaluated according to the same criteria, at market prices, on the Reference Date of the Incorporation, as appearing on the Reports on Evaluation at Market Prices, exclusively for the purposes of the comparison foreseen in said article of Law # 6.404/76.

--------------------------------------------------------------------------------------------------------------------
Company              Current         Book value of      Book value    Book         Ratio of   Ratio of    "Standard"
                     number of       the company (in    (in R$) per   value        exchange   exchange    lot of
                     shares issued   R$)                "standard"    (in R$)      common     preferred   shares
                                                        lot of        per          shares     shares
                                                        preferred     "standard"
                                                        shares (++)   lot of
                                                                      common
                                                                      shares
--------------------------------------------------------------------------------------------------------------------
INCORPORATOR (+)     3.398.313.224   4.647.165.000,00      1.367,49     1.367,49          -           -        1.000
--------------------------------------------------------------------------------------------------------------------
INCORPORATED           146.932.713      75.891.375,74        516,50       516,50      0,378       0,378        1.000
--------------------------------------------------------------------------------------------------------------------

(+) Amount of shares of the INCORPORATOR, not considering the 53.007.864 shares on treasury.
(++) Book value per "standard" lot of preferred shares, irrespective of their class.

                             7. REIMBURSEMENT VALUE

7.1  The  reimbursement   value  of  the  shares  of  the  shareholders  of  the
INCORPORATED dissenting from the Incorporation was defined based on the evaluation of the accounting equity of the INCORPORATED, under the terms of art. 45 of Law # 6.404/76, and is as follows:

-----------------------------------------------------------------------------------------------------------
Book value of the INCORPORATED (in   Book value per lot of 1.000         Book value per lot of 1.000
R$)                                  common shares for the purposes of   preferred shares for the purposes
                                     reimbursement (in R$):              of reimbursement (in R$)(+):
-----------------------------------------------------------------------------------------------------------
                        604.288,86                                4,11                                4,11
-----------------------------------------------------------------------------------------------------------

(++) Book value per "standard" lot of preferred shares, irrespective of their class.

7.2 Under the terms of the provisions of art. 264, ss. 3rd of Law # 6.404/76, the dissenting shareholders of the INCORPORATED wishing to exercise the right of withdrawal because of the Incorporation may choose to receive the price of reimbursement of their shares based on (i) their book value established in the above item 7.1, under the terms of art. 45 of Law # 6.404/76; or (ii) the value of the equity of the INCORPORATED evaluated at market prices established in item
6.1 of this Protocol and Justification.

                       8. INCORPORATOR'S CAPITAL INCREASE

8.1 Based on the Accounting Evaluation Report mentioned in item 2.1 and in order to support the issue of shares of the INCORPORATOR, the corporate capital of the INCORPORATOR will be increased in R$ 37.284,62, not considering the INCORPORATOR's interest in the INCORPORATED's corporate capital.

8.2 The INCORPORATOR's corporate capital increase will be realized by means of the issue of 68 new shares, being 2 common shares and 66 class A preferred shares, all of them with the same rights and advantages attributed according to the by-laws of the INCORPORATOR, to be attributed to the shareholders of the INCORPORATED, in substitution for the shares issued by the INCORPORATED that will be extinct, as per the ratio of substitution established in item 5.1 of this Protocol and Justification, and the shares issued according to this item will participate fully in the results of this corporate year.

8.3 The Incorporation of the INCORPORATED shall occur at the same General Meeting that will approve the incorporation, by the INCORPORATOR, of ECONOMICO S.A. EMPREENDIMENTOS (ESAE) and of OPP QUIMICA S.A.. In this context, the corporate capital of the INCORPORATOR, by the end of the process of incorporation of those companies, is estimated to be R$ 1.871.713.164,92 divided into 1.226.091.150 common shares and 2.172.222.142 preferred shares, being
2.160.764.402 class A preferred shares and 11.457.740 class B preferred shares, and Article 4th of the by-laws of the INCORPORATOR will read as follows:
"Article  4th - The  Corporate  Capital is of R$  1.871.713.164,92  divided into
3.398.313.292  shares, being 1.226.091.150 common shares,  2.160.764.402 class A preferred shares and 11.457.740 class B preferred shares.

8.4 The shares issued by the INCORPORATOR to be attributed to the shareholders of the INCORPORATED in substitution for the shares that will be extinct will deserve the same rights of the shares issued by the INCORPORATOR, as now outstanding. The preferences and advantages of the class A preferred shares issued by the INCORPORATOR, as established in article 9th of its by-laws, are as follows:

a) class A preferred shares, as well as class B preferred shares, are not entitled to vote, however, they entitle their holders to priority in receiving a minimum, non-cumulative dividend of 6% (six per cent) on its unitary value, according to the profits available for distribution to shareholders. Unitary value of shares means the division of the corporate capital by the total outstanding shares;

b) since the dividend mentioned in the above line "a" is paid for the class A and class B preferred shares, and for the common shares issued by the INCORPORATOR, the class A preferred shares will compete, on the same conditions, with the common shares in the distribution of the remaining profit;

c) the class A preferred shares and the common shares will participate in the distribution, by the INCORPORATOR, of shares resulting from incorporation of reserves to the corporate capital;

d) the class A and class B preferred shares are assured priority in the reimbursement of capital; and

e) all the classes and types of shares issued by the INCORPORATOR will deserve the rights of joint sale ("tag along") in case of alienation of the control of the INCORPORATOR, at the same price per share paid to the alienator(s). The right of joint sale shall not apply if the transfer of the control of the INCORPORATOR occurs: (a) in view of a decision or legal act such as pledge or adjudication in execution or (b) in view of the final decision of the regulatory boards, including the Administrative Committee of Economic Defense - CADE.

8.5 The shares of the INCORPORATED's capital belonging to the INCORPORATOR will be extinct based on art. 226, ss. 1st of Law # 6.404 dated December 15, 1976.

                              9. SPECIAL CONDITIONS

9.1 The operation of Incorporation proposed in this Protocol and Justification will be informed to the Auditing Committees of the INCORPORATED and INCORPORATOR, Managing Board of the PARTIES, and submitted to the shareholders of the PARTIES at General Meetings, provided the legal terms for call are observed.

9.2 If the managing boards understand that the payment of the value of the reimbursement of the shares to the dissenting shareholders of the INCORPORATED exercising the right of withdrawal will risk the financial stability of the INCORPORATOR, General Meetings of the Shareholders of the PARTIES will be called immediately, according to the legal terms, in order to analyze the now proposed operation and, is applicable, revert the whole incorporation process.

                                 10. CONCLUSION

10.1 Messrs. Shareholders of the INCORPORATED and INCORPORATOR, these are the norms and procedures that, according to the law, we have formulated in order to rule this operation of incorporation, which the respective Boards of Directors consider as being of corporate interest.

                            Camacari, March 10, 2003.

                                  BRASKEM S.A.

                               (signed: illegible)
                  Mauricio Roberto de Carvalho Ferro - Director

                               (signed: illegible)
                           Paul Elie Altit - Director

                                NITROCARBONO S.A.

                               (signed: illegible)
                       Roberto Brisco Paraiso Ramos - CEO

                               (signed: illegible)
                           Paul Elie Altit - Director

Annex: